Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 1, 2026, and each included in this Post-Effective Amendment No. 378 to the Registration Statement (Form N-1A, File No. 033-42484) of The Advisors’ Inner Circle Fund (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated December 22, 2025, with respect to the financial statements and financial highlights of  Cambiar Opportunity Fund, Cambiar SMID Fund, Cambiar Small Cap Fund, Cambiar International Equity Fund, Cambiar Aggressive Value ETF, CIBC Atlas Disciplined Equity Fund, CIBC Atlas Mid Cap Equity Fund, CIBC Atlas Income Opportunities Fund, CIBC Atlas All Cap Growth Fund, CIBC Atlas Equity Income Fund, CIBC Atlas International Growth Fund, Haverford Quality Growth Stock Fund, LSV Conservative Value Equity Fund, LSV Emerging Markets Equity Fund, LSV Global Managed Volatility Fund, LSV Global Value Fund, LSV Small Cap Value Fund, LSV U.S. Managed Volatility Fund, LSV Value Equity Fund, LSV Disciplined Value ETF, and Sands Capital Global Growth Fund (twenty one of the funds constituting The Advisors’ Inner Circle Fund) included in the Annual Report to Shareholders (Form N-CSR) for the year ended October 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

February 27, 2026